CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260424 on Form S-6 of our report dated December 15, 2021, relating to the financial statements of FT 9782, comprising International Capital Strength Portfolio, Series 53 and SMid Capital Strength Portfolio, Series 53, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 15, 2021